UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

1450 Lake Robbins Dr., Suite 160
The Woodlands, TX 77830
(Address of principal executive offices) (Zip Code)

(281) 419-3742
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2010, Dr. Robert Ferguson resigned as a member of the board of directors (the “Board”) of Epic Energy Resources, Inc. (the “Company”).  Dr. Ferguson has served as the Chairman of the Company’s Compensation Committee and was a member of the Company’s Audit Committee.  Effective September 23, 2010, Robert Eissler resigned as a member of the board of directors of Epic Energy Resources, Inc. Mr. Eissler served as a member of the Company’s Compensation Committee.

Item 8.01.      Other Events.

Epic Energy Resources, Inc. (the “Company”) announced on September 24, 2010 that it will cease trading its securities on the OTC Bulletin Board and move to the Pink OTC Markets during the course of the next ten days.  Pink OTC Markets provide the leading inter-dealer electronic quotation and trading system in the over-the-counter (OTC) securities market.  Pink OTC Markets has reported that over 170 FINRA-member broker-dealers actively make markets in Pink Sheets quoted securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2010

Epic Energy Resources, Inc.
(Registrant)

By:	/s/ Michael Kinney
Michael Kinney, Chief Financial Officer